UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

ContraVir Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 300

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, the Board of Directors of ContraVir Pharmaceuticals, Inc. (the “Company”) appointed James Sapirstein as Chief Executive Officer and a member of the Board of Directors of  the Company.   As previously contemplated, Dr. Gary S. Jacob resigned his position as Chief Executive Officer of the Company but remains as Chairman of the Board.

On March 19, 2014, the Company entered into an executive agreement with Mr. Sapirstein under which he will serve as Chief Executive Officer of the Company.  The term of the agreement is effective as of March 19, 2014 until March 19, 2017 and is automatically renewed for successive one year periods at the end of each term.  Under the terms of the agreement, Mr. Sapirstein will receive an annual salary of $350,000.  He is eligible to receive a cash bonus of up to 50% of his base salary.  The bonus shall be earned upon the Company’s achievement of performance milestones for a fiscal year to be mutually agreed upon by Mr. Sapirstein and the board or its Compensation Committee.  Mr. Sapirstein is also eligible to receive a realization  bonus equal to $2,000,000 in either cash or registered common stock or a combination thereof as mutually agreed by Mr. Sapirstein and us, in the event that during the term of the agreement, for a period of 90 consecutive trading days, the market price of our common stock is $6.25 or more and the value of the common stock daily trading volume is $625,000 or more.  Additionally, Mr. Sapirstein received incentive stock options to purchase 1,000,000 shares of our common stock exercisable at $2.31 per share, the closing sale price of our common stock on the OTC BB on March 18, 2014.  The options vest over four years in 4 annual installments.

If the agreement is terminated by us other than for cause or if Mr. Sapirstein terminates his employment for good reason, Mr. Sapirstein shall receive, after he has been employed by the Company for six months, (i) any portion of unpaid base compensation due for periods prior to date of termination, (ii) a severance payment equal to base salary for twelve (12) months from date of termination, (iii) any bonus and/or realization bonus earned and not yet paid through date of termination, (iv) all expenses reasonably and necessarily incurred by Mr. Sapirstein and (v) payment of the cost of medical insurance for a period of twelve months following termination.

In the event Mr. Sapirstein’s employment is terminated as a result of a change of control Mr. Sapirstein shall receive, after he has been employed by the Company for six months, the compensation set forth above in addition to the vesting of all of the Company options, warrants and other convertible securities held by him which will be exercisable for a period of six months following the date of termination.

Mr. Sapirstein’s agreement contains customary provisions relating to confidential information. A copy of Mr. Sapirstein’s executive agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits

(d) Exhibits

10.1 Executive Agreement dated March 19, 2014, between ContraVir Pharmaceuticals, Inc. and James Sapirstein.

99.1 Press Release of ContraVir Pharmaceuticals, Inc. dated March 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2014

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer